                                                                   Exhibit 10.43

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into as of the 31st day of October, 2003 ("Effective Date") by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical") and CHRISTOPHER B. MUNDAY ("Munday"). The term "Parties" refers to all of the foregoing, and the term "Party" refers to each of the foregoing.

                  WHEREAS, Tropical and Munday are parties in a civil action styled Tropical Sportswear Int'l Corporation vs. Christopher B. Munday, Gregory
L. Williams and Nelson L. McPherson, Jr., in the Circuit Court in and for the Thirteenth Judicial Circuit of Hillsborough County, Florida, Case No: 03-7619, Division I (the "Litigation"); and

                  WHEREAS, the Litigation pertains to Tropical's disputed obligations to Munday, Gregory L. Williams ("Williams") and Nelson L. McPherson, Jr. ("McPherson") resulting from Tropical's termination of the employment of Munday, Williams and McPherson, effective August 15, 2003 ("Termination Date"); and

                  WHEREAS, the Parties have successfully mediated a resolution of the Litigation, the terms and conditions of which are embodied in this Agreement; and

                  NOW, THEREFORE, in consideration of the payments and covenants described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Tropical and Munday agree as to the following terms and conditions:

         1.       The foregoing recitals are true and correct.

         2.A. Tropical shall compensate Munday in the sum of One Million Nine Hundred Twenty Six Thousand Dollars and No Cents ($1,926,000.00). This entire amount of compensation is severance for termination of his employment with Tropical and, except as otherwise expressly stated hereunder, is in fulfillment of all obligations of Tropical to Munday.

           B. The amount of compensation set forth in paragraph 2.A. above, shall be paid to Munday less all sums required to be withheld by Tropical pursuant to federal, state, local and foreign law or regulation. The withholding sum equals the amount of Five Hundred Nine Thousand Four Hundred Twenty Seven Dollars and No Cents ($509,427.00). Munday acknowledges receipt of the sum of One Million Four Hundred Sixteen Thousand Five Hundred Seventy Three Dollars and No Cents ($1,416,573.00), which is the total compensation less the withholding sum.

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

         3.A. In addition, Tropical shall pay Munday the sum of One Hundred Thirty Six Thousand Three Hundred Dollars and Eight Cents ($136,300.08), as compensation "grossed up" for termination of the following insurance over three years:

Type                       Policy Value                 Carrier               Annual Cost
----                       ------------                 -------               -----------
Family HMO                 n/a                       Aetna                      $13,752

Group Life                 $   500,000               Aetna                      $ 9,455

Family Dental              n/a                       CompBenefits               $310.00

Individual Life            $ 1,000,000               First Colony               $460.00

Executive Group
   Life                    $ 1,000,000               C.N.A.                     $   362

Supplemental
   Disability              $5000/month               MetLife                    $  1387

Accidental Death
   & Dismemberment         $   500,000               Aetna                      $   120

Group Travel
   Accident                $ 3,000,000               Reliance Standard          $   120
                           in event of
                              death

                  Tropical is permitted to terminate the above insurance. Withholding on this compensation equals Thirty Six Thousand Fifty One Dollars and Thirty Seven Cents ($36,051.37). Munday acknowledges receipt of the sum of One Hundred Thousand Two Hundred Forty Eight Dollars and Seventy One Cents ($100,248.71), which is the compensation less the withholding sum.

           B. Tropical shall not be obligated to secure or provide disability insurance for Munday or his family under any group disability policy.

           C Tropical Sportswear is presently paying premiums for a BUPA policy. Any obligation which Tropical may have to pay those premiums shall cease upon the execution of this Agreement. However, Tropical agrees to cooperate administratively in Munday's efforts to continue that coverage in effect without interruption.

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

         4.A. The Parties mutually and generally release each other under the following terms.

           B. Unless specifically and expressly stated otherwise in this Agreement, the term "Claims" as used in this Agreement includes any and all rights to compensation, severance or termination compensations, accrued obligations or benefits, business reason termination payments, target annual cash bonuses, welfare plan benefits, other benefits, actions, causes of action, defenses, lawsuits, arbitrations, injuries, losses, payments, attorneys' fees, benefits, rights, damages, costs, loss of service, loss of opportunities, loss of profits, liens, expenses, compensation, suits, debts, dues, sums of money, accounts, reckonings, bonds, stock claims, stock option claims, benefits claims, bills, securities, specialties, covenants, contracts, controversies, agreements, promises, duties and obligations, variances, judgments, extents, executions, claims, and demands, of any type whatsoever, including any claim for indemnity or for contribution, or any claim in subrogation or other similar third party type of claim, in law or equity, whether known or unknown, suspected or unsuspected, actual or potential, asserted or unasserted, warranted or unwarranted, fixed or contingent, liquidated or unliquidated, which has matured and which a Party has as of the effective date of this Agreement, or had or ever had prior to the effective date of this Agreement.

           C. The term "Claims" shall also include, but is not limited to, any cause of action or any matter whatsoever relating to, arising from, or in any way pertaining to the Litigation, or relating to, arising from, or in any way pertaining to any matter which was alleged in, or which could have been alleged in, the Litigation.

           D. The term "Claims" shall also include, but is not limited to, any cause of action, charges, claims, actions, causes of action or liabilities of any kind or nature, whether known or unknown, related to or arising out of employment and/or association of Munday or with Tropical that they have ever had or now have, or that any person or entity claiming through them may have or claim to have, whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation, including, but not limited to any claim under the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2611 et seq.; Consolidated Omnibus Budget Reconciliation Act of 1986, "COBRA," 29 U.S. C. Section 1161 et seq.; Title VII of the Civil Rights Act of 1964, 42. U.S.C.
                  Section 2000 et seq., as amended; the Americans With Disabilities Act (ADA), 42 U.S.C. Section 12101 et seq.; the Florida's Whistleblower Statute, Fla. Stat. Ann. Section
                  448.101 et seq.; the Fair Labor Standards Act; the Florida Civil Rights Act, Fla. Stat. Ann. Section 760.10 et seq. or any similar state or local laws or ordinances prohibiting discrimination, harassment or retaliation; any other claims for personal injury, emotional distress, negligence, breach of fiduciary duty, fraud, worker's compensation, invasion of privacy, defamation, compensatory damages, punitive damages, attorney's fees or costs; and any claims to incentive payments or bonuses.

           E. Notwithstanding the above, the term "Claims" does not include, and specifically excludes, any obligation of Tropical to indemnify Munday under By-Laws of Tropical, and any obligation under this Agreement.

           F. The releases set forth in this Agreement shall become effective as of the Effective Date specified above, upon the execution of this Agreement by all Parties.

           G. Munday and Tropical voluntarily and knowingly release and discharge from any Claims, jointly and severally, each other and each other's current, former and future agents, attorneys, heirs, representatives, executors, employees, officers, directors, partners, trustees, shareholders, subsidiaries, successors, assigns, affiliates, beneficiaries, insurers, sureties, indemnitors, guarantors, benefit or compensation plans, and their respective current, former and future agents, attorneys, heirs, representatives, executors, employees, officers, directors, partners, trustees, shareholders, subsidiaries, successors, assigns, affiliates, beneficiaries, insurers, sureties, indemnitors, guarantors, and benefit or compensation plans.

           H. Munday and Tropical voluntarily and knowingly terminate any employment agreements between them including, but not limited to, the following document bearing signatures of Munday and
                  Tropical: (i) a document, dated April 15, 2002, entitled "Employment Agreement", and (ii) a document dated September 1, 2001, entitled "Employment Agreement".

           I. Munday represents that he has not filed any complaint, claim or charge against Tropical with the Equal Employment Opportunity Commission, Florida Commission on Human Relations, the Federal or Florida Department of Labor, or with any other local, state or federal agency or court. Munday agrees that, if any such agency or court assumes the prosecution or jurisdiction of any complaint or charge against Tropical, Munday will immediately dismiss the complaint or charge and/or will immediately request such agency or court to dismiss and withdraw from the matter. In the event Munday fails or refuses to undertake these obligations, Munday agrees that this Agreement shall operate to effect Munday' dismissal or withdrawal of such complaint, charge or claim and that Munday will forward to Tropical any monies Munday receives from such complaint, charge or claim.

           J. The Parties represent and warrant that any Claim owned or held by them at any time has not been assigned and has not been transferred to any other person or entity.

           K. The release of this Agreement evidences settlement of claims which are disputed both as to liability and as to amount, and the consideration recited above shall not be construed as an admission of liability, as the same is now and has been expressly denied.

           L. Tropical shall remain obligated to indemnify Munday for any Excise Tax "grossed up" and any related taxes, interest, penalties and costs, including attorneys fees, imposed upon Munday under Section 4999 of the Internal Revenue Code or related sections as a result of any payment made to Munday under this Agreement.

           M. The term "Claims" also includes an indebtedness of $200,000, previously incurred by Munday in favor of Tropical. To the extent any or all of the forgiveness of this indebtedness constitutes taxable income to Munday, Tropical will gross-up that taxable income and pay to Munday or the United States Internal Revenue Service the gross-up amount in excess of $200,000.

         5.A. All vested or non-vested options of Munday to purchase stock, or to purchase any type of equity, debt, security or other type of right or obligation, in or issued by Tropical, are cancelled as of the Effective Date. Munday represents he has exercised no such options on or after Wednesday, October 8, 2003

           B. All nonvested restricted or nonvested other stock of Munday in Tropical, which was awarded by Tropical to Munday, including any type of equity, debt security or other right or obligation, in or issued by Tropical is cancelled as of the Effective Date. Munday represents he has not consummated the purchase or ownership of any such stock on or after Wednesday, October 8, 2003

         6. For three (3) years after the Termination Date, Munday shall not solicit for hire any individual who was an employee of Tropical on the Effective Date.

         7. Munday shall cooperate with Tropical and its counsel in respect to any lawsuits, proceedings, investigations or other types of actions involving Tropical, and shall provide and deliver to Tropical and its counsel at reasonable times and places, upon reasonable request of Tropical, truthful information, and originals or duplicates of documents or information whether electronic or otherwise, within the custody, possession or control of Munday in respect to any such lawsuits, proceedings, investigations, or other types of actions, or in relation to Tropical.

         8. The Litigation shall be immediately dismissed with prejudice by stipulation of the parties in the Litigation.. A copy of the Stipulation for Dismissal With Prejudice is attached as Exhibit A.

         9. Tropical is bound by an obligation of indemnity and of advancement of expenses to the fullest extent permitted by the law of the State of Florida, as the same may be in effect from time to time, and as provided in its Bylaws, and as defined and set forth in correspondence of Tropical to Munday dated October 28, 2003.

         10. Tropical and Munday agree that each has reviewed this Agreement and any rule of construction to the effect that ambiguities are to be resolved against the drafter shall not apply to the interpretation of this Agreement.

         11. Tropical and Munday agree that they have each relied exclusively upon independent counsel in connection with this Agreement, which has been completely read and is readily understood and voluntarily accepted.

         12. In the event of breach of this Agreement by either Party, the other Party shall be entitled at its option to seek the remedy of specific performance exclusively before a state or federal court of competent jurisdiction in Hillsborough County, Florida.

         13. This Agreement may be executed by any Party by execution of a counterpart. A signature of a Party shall be effective by that Party faxing or delivering a copy of the signed counterpart to the other Party.

         14. Except as otherwise expressly provided herein, and except for the obligation of indemnity or advancement of expenses referenced above, this Agreement contains the entire agreement between the Parties and is only subject to modification by written instrument signed by the Parties. No representation or statement not contained herein, shall be binding on the Parties.

         15. The Parties agree that no inducements, statements or representations have been made that are not set forth in this Agreement and that the Parties did not rely upon any inducements, statements or representations not set forth herein.

         16. This Agreement was negotiated and delivered within the state of Florida, and shall be governed by Florida law.

         17. Tropical represents and warrants to Munday that the officer executing this Agreement has the requisite corporate authority to do so after receiving all necessary and appropriate approvals.

         18. Munday is aware that this Agreement has significant legal meaning, and he enters into this Agreement freely and voluntarily.

             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.

         Signed this 31st day of October, 2003.

MUNDAY                                      TROPICAL

/s/ Christopher B. Munday                   /s/ Michael Kagan
--------------------------                  --------------------------
Christopher B. Munday                       Michael Kagan
                                            Chief Executive Officer
                                            Tropical Sportswear Int'l
                                            Corporation

                                    EXHIBIT A

             IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT
                     IN AND FOR HILLSBOROUGH COUNTY, FLORIDA
                                 CIVIL DIVISION

TROPICAL SPORTSWEAR
INT'L CORPORATION,

                       Plaintiff,

vs.                                                     Case No: 03-7619
                                                        Division:      I

CHRISTOPHER B. MUNDAY,
GREGORY L. WILLIAMS and
NELSON L. MUNDAY, JR.,

                   Defendants.

___________________________________/

                     STIPULATION OF DISMISSAL WITH PREJUDICE

         Plaintiff and Defendants, by undersigned counsel and pursuant to Fla.
R. Civ. P. 1.420(A)(1), stipulate to dismissal with prejudice of this action, with each such party to bear that Party's own fees and costs.

         Dated as of _____________________, 2003.

Leslie Joughin, III, FBN: 339385              __________
Charles F. Ketchey, FBN: 0181735              Lawrence P. Ingram, FBN: 855510
Joseph W. N. Rugg, FBN: 335096                PHELPS DUNBAR LLP
S. Gordon Hill, FBN: 094374                   100 S. Ashley Drive
AKERMAN SENTERFITT                            Suite 1900
100 S. Ashley Dr., Suite 1500                 Tampa, Florida  33602-5311
Post Office Box 3273 (Zip 33601)              Tel: 813-472-7550
Tampa, Florida  33602                         Fax: 813-472-7570
Tel: 813-223-7333/Fax: 813-223-2837           Attorney for Defendant,
Attorneys for Plaintiff                        Nelson L. Munday, Jr.

____________                                  ____________
David P. Rankin, FBN:  ________               Michael C. Addison, FBN:  0145579
14502 N. Dale Mabry                           ADDISON & DELANO, P.A.
Suite 300                                     Post Office Box 2175
Tampa, FL  33618                              Tampa, FL  33601-2175
Tel: 813-968-6633                             Tel: 813-223-2000
Fax: 813-963-2175                             Fax: 813-228-6000
Attorney for Defendant,                       Attorney for Defendant, Gregory L.
 Christopher B. Munday                        Williams

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished via U.S. Mail to Lawrence P. Ingram, Esquire, Phelps Dunbar LLP, 100
S. Ashley Dr., Suite 1900, Tampa, Florida 33602-5311; Jeffrey A. Aman, Esquire, Aman Law Firm, 14502 N. Dale Mabry, Suite 300, Tampa, Florida 33618; Michael C. Addison, Esquire, Addison & Delano, P.A., Post Office Box 2175, Tampa, Florida 33601-2175, and Leslie Joughin, III, Charles F. Ketchey, Joseph W. N. Rugg, and
S. Gordon Hill, Akerman Senterfitt, Post Office Box 3273, Tampa, Florida 33601-3273 this ____ day of _______, 2003.

                                            _________________________________
                                                                     Attorney